                                                                   Exhibit 10.11

(INTERNATIONAL BIO-RECOVERY CORP. LOGO)

INTERNATIONAL BIO-RECOVERY CORP.
FOR A WORLD OF GROWTH

52 Riverside Drive   Tel: (604) 924-1023
North Vancouver BC   Fax: (604) 924-1043
Canada V7H 1T4

                                                                February 9, 2006
Mining Organics Management LLC/Converted Organics, Inc.
7A Commercial Wharf West
Boston, MA 02110

ATTN: MR. BILL GILDEA
      MR. JOHN WELGOLD

RE: REVISION TO IBR PLANT LICENSE AGREEMENT (NEW YORK), DATED FOR REFERENCE JULY 15, 2003 NOTICE AND EXTENSION TO CONTRACT

Gentlemen,

This letter is in response to the Mining Organics Management LLC (MOM)/Converted Organics, Inc. (COI) request for an extension to the above-noted Plant License Agreement (PLA) and supercedes the letter dated December 29, 2005.

Under the above-noted PLA MOM/COI has until December 31, 2005 ("Lapse Date") to construct and start continuous production of its first licensed plant. MOM admits that it is unable under any circumstances to achieve that date. Unless this Agreement is extended by mutual agreement, international Bio Recovery Corporation (IBR) has the right to terminate the PLA.

IBR is agreeable to a one-time extension to the PLA., subject to your acceptance of the following terms:

1.   "Lapse Date" will be extended to July 1, 2007.

2.   MOM/COI must commence construction of the Initial IBR Plant by August
     1, 2006, with a schedule of date-conforming completion milestones presented to IBR for approval by that time.

3. MOM/COI will release IBR and covenant not to claim against IBR, for any actions by IBR to date, of any kind whatever, either of commission or omission, for any damages or losses.

4. With reference to Article 9.4, if MOM does not construct an additional IBR plant as contemplated in Article 9.2, IBR may grant the rights to build an additional plant in the Exclusive Area to any other persons under any terms and conditions IBR chooses to offer.

5. Article 9.5 will be amended so that the License Fees for additional IBR plants or additional plant capacity shall be the amounts set out below for the periods shown.

                                               $ CDN CAPACITY (PER TONNE/DAY)
                                               ------------------------------
a.   First plant, if its development meets     No additional charge.
     the requirements of items 1 & 2 above.

b.   Second plant, if second PLA (or           $2,500 Cdn. per tonne/day
     expansion of first plant) executed
     before June 30, 2006 (unchanged date)

c.   Third plant, if completion date before    $3,900 Cdn. per tonne/day
     December 31, 2007

d.   Fourth plant, if completion date before   $5,800 Cdn. per tonne/day
     June 20, 2009

(INTERNATIONAL BIO-RECOVERY CORP. LOGO)

INTERNATIONAL BIO-RECOVERY CORP.
FOR A WORLD OF GROWTH

52 Riverside Drive   Tel: (604) 924-1023
North Vancouver BC   Fax: (604) 924-1043
Canada V7H 1T4

     Note that the above "second plant fee" is at 9% discount to that quoted in the original contract, as denoted in Canadian dollars. The subsequent plant fees are unchanged from the original contract amounts, as denoted in prevailing exchange rates for Canadian dollars at the date of the original Contract execution.

6. The end product is only sold in the United States Eastern Seaboard region, including Florida (see Exhibit 1), and only under a registered trademark agreement covering the registered trademarks and names of Genica SG-100 for the solid fertilizer and Genica LC-200 for the liquid fertilizer.

7. Genica has the first right of refusal to market all of MOM's end products upon payment to MOM of the price, and according to the terms, listed on MOM's then current price list: if MOM proposes to sell end products to a third party for a price lower or otherwise on terms more favorable than such published price and terms, Genica has the first right of refusal to market such products upon payment to MOM under existing Genica terms at the price and according to the terms proposed to the third party.

8. MOM will pay to IBR for all growing trials results conducted by Genica, marketing analysis and conclusions prepared by Genica, the sum of $352,000 CDN payable as follows.

          a. $88,000 CDN dollars initial payment upon closing of the initial public offering planned by COI and;

          b. The balance of $264,000 CDN dollars in and by 12 equal monthly installments in the amount of $22,000 CDN dollars (without interest except on default) payable on the first day of each of the months commencing 1 month after the initial payment and continuing for the next 11 consecutive months.

9. MOM/COI will pay IBR $150,000 (CDN $) as a non-refundable deposit on a second PLA upon closing of the initial public offering planned by COI.

10. In addition to the Royalties payable under the PLA, MOM/COI will pay IBR three percent (3%) of gross Plant Product revenues, including without limitation, total amounts paid or payable, directly or indirectly, to MOM in respect of the Genica products sold, except when those products are marketed through Genica in which case the 3% fee shall not be applicable and the expenses of Genica up to 10% shall apply.

11. When requested by MOM and following Genica's acceptance of the marketing rights, then Genica's responsibilities will include the marketing program and responsibilities for the products at the plant's warehouse including arranging for:

          c.   Shipping & Handling

          d.   Insurance Coverage

          e.   Financing where required

          f.   Coordinated warehousing and storage

          g.   Purchasing excess production for resale

(INTERNATIONAL BIO-RECOVERY CORP. LOGO)

INTERNATIONAL BIO-RECOVERY CORP.
FOR A WORLD OF GROWTH

52 Riverside Drive   Tel: (604) 924-1023
North Vancouver BC   Fax: (604) 924-1043
Canada V7H 1T4

     h.   On-going field testing in all potential markets

     i. Developing markets and crop specific products to enhance sales and marketing efforts

     j. Continuous research and development to improve products based on field conditions and other inputs.

The modified PLA shall hereafter be identified as "Modified IBR Plant License Agreement (New York/New Jersey), dated for reference January 5, 2006".

Except for the above specifically noted changes, all terms of the original PLA continue to apply.

IBR looks forward to working with you in your commitments to continue to move forward the development of the first EATAD plant and welcomes your proposals for follow-up plants.

Please acknowledge acceptance of these terms by having your authourized signatories sign this letter and return it to IBR before February 10, 2006. The PLA will be amended by incorporating these changes into a replacement "Modification Agreement", to be prepared by our solicitors at your sole cost (not to exceed $1,000 CDN).

These terms are accepted by:


/s/ William A. Gildea                      2.9.06
----------------------------------------   Date
William A. Gildea, Jr.
Mining Organics Management, LLC
Converted Organics, Inc


/s/ Elmer Friesen                          2.9.06
----------------------------------------   Date
Eimer Friesen, President
International Bio Recovery Corp.


/s/ Ben Van Dijk                            2.9.06
----------------------------------------   Date
Ben Van Dyk, Chairman
International Bio Recovery Corp.

(INTERNATIONAL BIO-RECOVERY CORP. LOGO)

INTERNATIONAL BIO-RECOVERY CORP.
FOR A WORLD OF GROWTH

52 Riverside Drive   Tel: (604) 924-1023
North Vancouver BC   Fax: (604) 924-1043
Canada V7H 1T4

                                    EXHIBIT 1

                      UNITED STATES EASTERN SEABOARD REGION

                                      (MAP)

DEFINITION OF TERRITORY: The United States Eastern Seaboard Region to include the Northeast States (Pennsylvania to Maine) and the South Atlantic States (Maryland to Florida).(1)

----------
(1) Final Report, IBRC Organic Fertilizers Technical and Market Assessment, Pages 35 - 36.